Exhibit 99.1

Avnet Reports Third Quarter Fiscal 2022 Financial Results

Third quarter sales of $6.5 billion, up 32% year over year and 11% sequentially

Diluted EPS of $1.84 and adjusted diluted EPS of $2.15

Electronic Components and Farnell operating margins increased to 4.4% and 14.9%, respectively

PHOENIX – April 27, 2022 – Avnet, Inc. (Nasdaq: AVT) today announced results for its third quarter ended April 2, 2022.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “We are pleased to report another strong quarter of sales and operating margin growth. Farnell achieved record operating margin as our continued investments in inventory breadth and e-commerce capabilities continue to pay off. Supported by increased sales, the Americas expanded operating margins for the fifth consecutive quarter. Growing demand for supply chain orchestration is driving strong financial performance across our global business. Looking ahead to the fourth quarter, amid the backdrop of geopolitical uncertainty, we continue to anticipate a favorable demand environment and expect to sustain strong margins from our recently implemented operating improvements.”

Fiscal Third Quarter Key Financial Highlights:

●	Sales of $6.5 billion, up from $5.9 billion sequentially and $4.9 billion in the prior year quarter.
o	On a constant currency basis, sales grew 35.7% year over year and 11.4% sequentially.
●	GAAP diluted earnings per share of $1.84, compared with $1.07 in the prior year quarter.
o	Non-GAAP adjusted diluted earnings per share of $2.15, compared with $0.74 in the prior year quarter.
●	Farnell operating margins increased 123 basis points sequentially to 14.9%.
●	Electronic Components operating margins increased 92 basis points sequentially to 4.4%, supported by growth in EMEA and the Americas and better than expected results in Asia.
●	Returned $25.6 million to shareholders in dividends, with the dividend payout increasing 23.8% year over year.

Key Financial Metrics

($ in millions, except per share data)

Third Quarter Results (GAAP)
	Mar – 22	Mar – 21	Change Y/Y		Dec – 21	Change Q/Q
Sales	$6,488.1	$4,916.7	32.0%		$5,865.2	10.6%
Operating Income	274.4	87.7	213.0%		211.7	29.6%
Operating Income Margin	4.2%	1.8%	245	bps	3.6%	62	bps
Diluted Earnings Per Share (EPS)	$1.84	$1.07	72.0%		$1.50	22.7%
Third Quarter Results (Non-GAAP)(1)
	Mar – 22	Mar – 21	Change Y/Y		Dec – 21	Change Q/Q
Sales	$6,488.1	$4,916.7	32.0%		$5,865.2	10.6%
Adjusted Operating Income	303.7	110.5	174.8%		215.5	41.0%
Adjusted Operating Income Margin	4.7%	2.3%	243	bps	3.7%	101	bps
Adjusted Diluted Earnings Per Share (EPS)	$2.15	$0.74	190.5%		$1.51	42.4%
Segment and Geographical Mix
	Mar – 22	Mar – 21	Change Y/Y		Dec – 21	Change Q/Q
Electronic Components (EC) Sales	$6,019.1	$4,520.6	33.2%		$5,424.3	11.0%
EC Operating Income Margin	4.4%	2.6%	178	bps	3.5%	92	bps
Farnell Sales	$469.0	$396.1	18.4%		$440.9	6.4%
Farnell Operating Income Margin	14.9%	6.0%	886	bps	13.7%	123	bps
Americas Sales	$1,627.2	$1,161.0	40.2%		$1,391.5	16.9%
EMEA Sales	2,185.7	1,585.6	37.9%		1,840.8	18.7%
Asia Sales	2,675.2	2,170.1	23.3%		2,632.9	1.6%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Fourth Quarter of Fiscal 2022 Ending on July 2, 2022

	Guidance Range	Midpoint
Sales	$6.0B – $6.4B	$6.2B
Adjusted Diluted EPS(1)	$1.90 – $2.00	$1.95

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions and inventory availability, the current state of COVID restrictions and geopolitical events. The above guidance excludes amortization of intangibles, the possibility of increased COVID restrictions, any additional expense associated with the Russian-Ukraine conflict and certain income tax adjustments. The above guidance assumes an effective tax rate of between 21% and 25%. The above guidance assumes 99 million average diluted shares outstanding and currency exchange rates versus the U.S. Dollar as shown in the table below:

	Q4 Fiscal
	2022	Q3 Fiscal	Q4 Fiscal
	Guidance	2022	2021
Euro	$1.08	$1.12	$1.20
GBP	$1.30	$1.34	$1.40

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through July 26, 2022 at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13726985.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises, including COVID-19; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by military conflicts, natural and weather-related disasters, pandemics and health related crisis, warehouse modernization and relocation efforts; risks related to cyber-attacks, other privacy and security incidents and information systems failures, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	April 2,	April 3,	April 2,	April 3,
	2022	2021	2022	2021

	(Thousands, except per share data)
Sales	$6,488,143	$4,916,714	$17,938,055	$14,307,945
Cost of sales	5,675,110	4,348,364	15,752,295	12,712,262
Gross profit	813,033	568,350	2,185,760	1,595,683
Selling, general and administrative expenses	512,364	463,092	1,499,904	1,376,333
Russian-Ukraine conflict related expenses	26,261	—	26,261	—
Restructuring, integration and other expenses	—	17,574	5,272	55,943
Operating income	274,408	87,684	654,323	163,407
Other (expense) income, net	(469)	4,779	858	(16,052)
Interest and other financing expenses, net	(25,914)	(22,342)	(70,388)	(66,128)
Income before taxes	248,025	70,121	584,793	81,227
Income tax expense (benefit)	64,608	(37,363)	139,237	(26,532)
Net income	$183,417	$107,484	$445,556	$107,759

Earnings per share:
Basic	$1.86	$1.08	$4.50	$1.09
Diluted	$1.84	$1.07	$4.44	$1.08

Shares used to compute earnings per share:
Basic	98,659	99,542	99,113	99,125
Diluted	99,486	100,247	100,296	100,013
Cash dividends paid per common share	$0.26	$0.21	$0.74	$0.63

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	April 2,	July 3,
	2022	2021

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$199,457	$199,691
Receivables	4,164,573	3,576,130
Inventories	3,680,821	3,236,837
Prepaid and other current assets	172,792	150,763
Total current assets	8,217,643	7,163,421
Property, plant and equipment, net	323,420	368,452
Goodwill	805,384	838,105
Intangible assets, net	15,975	28,539
Operating lease assets	245,149	265,988
Other assets	174,102	260,917
Total assets	$9,781,673	$8,925,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$424,182	$23,078
Accounts payable	2,968,845	2,401,357
Accrued expenses and other	616,079	572,457
Short-term operating lease liabilities	56,682	58,346
Total current liabilities	4,065,788	3,055,238
Long-term debt	922,041	1,191,329
Long-term operating lease liabilities	216,609	239,838
Other liabilities	320,515	354,833
Total liabilities	5,524,953	4,841,238
Shareholders’ equity	4,256,720	4,084,184
Total liabilities and shareholders’ equity	$9,781,673	$8,925,422

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	April 2, 2022	April 3, 2021

	(Thousands)
Cash flows from operating activities:
Net income	$445,556	$107,759

Non-cash and other reconciling items:
Depreciation	65,719	67,462
Amortization	12,034	35,730
Amortization of operating lease assets	40,298	42,054
Deferred income taxes	1,423	11,510
Stock-based compensation	28,638	22,293
Impairments	—	15,166
Other, net	47,667	7,558
Changes in (net of effects from businesses acquired and divested):
Receivables	(880,957)	(405,700)
Inventories	(549,999)	63,017
Accounts payable	628,822	224,151
Accrued expenses and other, net	141,381	6,526
Net cash flows (used) provided by operating activities	(19,418)	197,526

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	57,400	—
Repayments under senior unsecured credit facility, net	—	(232,347)
Borrowings (repayments) under bank credit facilities and other debt, net	117,982	(2,192)
Repurchases of common stock	(88,952)	—
Dividends paid on common stock	(73,253)	(62,400)
Other, net	(16,853)	(11,455)
Net cash flows used for financing activities	(3,676)	(308,394)

Cash flows from investing activities:
Purchases of property, plant and equipment	(33,679)	(39,001)
Acquisitions of assets and businesses	—	(18,371)
Proceeds from liquidation of Company owned life insurance policies	84,343	—
Other, net	724	6,201
Net cash flows provided (used) for investing activities	51,388	(51,171)
Effect of currency exchange rate changes on cash and cash equivalents	(28,528)	7,750
Cash and cash equivalents:
— decrease	(234)	(154,289)
— at beginning of period	199,691	477,038
— at end of period	$199,457	$322,749

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, Russian-Ukraine conflict related expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, Russian-Ukraine conflict related expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income (loss) and diluted earnings (loss) per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	April 2,	January 1,	October 2,
	2022*	2022*	2022*	2021*

	($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$1,499,904	$512,364	$501,363	486,178
Amortization of intangible assets and other	(12,109)	(3,074)	(3,796)	(5,239)
Adjusted operating expenses	1,487,795	509,290	497,567	480,939

GAAP operating income	$654,323	$274,408	$211,672	168,243
Restructuring, integration and other expenses	5,272	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	26,261	-	-
Amortization of intangible assets and other	12,109	3,074	3,796	5,239
Adjusted operating income	697,965	303,743	215,468	178,754

GAAP income before income taxes	$584,793	$248,025	$191,779	144,990
Restructuring, integration and other expenses	5,272	-	-	5,272
Russian-Ukraine conflict related expenses	26,261	26,261	-	-
Amortization of intangible assets and other	12,109	3,074	3,796	5,239
Other expenses	441	-	-	441
Adjusted income before income taxes	628,876	277,360	195,575	155,942

GAAP income tax expense	$139,237	$64,608	$40,958	33,672
Restructuring, integration and other expenses	1,012	-	-	1,012
Russian-Ukraine conflict related expenses	6,836	6,836	-	-
Amortization of intangible assets and other	2,369	667	704	998
Other expenses	136	-	-	136
Income tax (expense) benefit items, net	(8,766)	(8,613)	2,917	(3,070)
Adjusted income tax expense	140,824	63,498	44,579	32,748

GAAP net income	$445,556	$183,417	$150,821	111,318
Restructuring, integration and other expenses (net of tax)	4,260	-	-	4,260
Russian-Ukraine conflict related expenses (net of tax)	19,425	19,425	-	-
Amortization of intangible assets and other (net of tax)	9,740	2,407	3,092	4,241
Other expenses (net of tax)	305	-	-	305
Income tax expense (benefit) items, net	8,766	8,613	(2,917)	3,070
Adjusted net income	488,052	213,862	150,996	123,194

GAAP diluted earnings per share	$4.44	$1.84	$1.50	1.10
Restructuring, integration and other expenses (net of tax)	0.04	-	-	0.04
Russian-Ukraine conflict related expenses (net of tax)	0.19	0.20	-	-
Amortization of intangible assets and other (net of tax)	0.10	0.02	0.03	0.04
Other expenses (net of tax)	0.00	-	-	0.00
Income tax expense (benefit) items, net	0.09	0.09	(0.03)	0.03
Adjusted diluted EPS	4.87	2.15	1.51	1.22

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,874,831	$498,497	$463,092	$442,084	$471,158
Amortization of intangible assets and other	(41,245)	(5,370)	(5,283)	(10,417)	(20,175)
Adjusted operating expenses	1,833,586	493,127	457,809	431,667	450,983

GAAP operating income	$281,408	$118,001	$87,684	$57,221	$18,502
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Adjusted operating income	407,044	151,820	110,541	79,586	65,097

GAAP income (loss) before income taxes	$172,929	$91,701	$70,121	$34,403	$(23,297)
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Other expenses - equity investment impairments and other	20,413	5,139	-	51	15,223
Adjusted income before income taxes	318,978	130,659	92,978	56,819	38,521

GAAP income tax expense (benefit)	$(20,185)	$6,346	$(37,363)	$15,240	$(4,408)
Restructuring, integration and other expenses	17,468	6,172	4,118	2,577	4,601
Amortization of intangible assets and other	9,099	1,025	1,008	2,037	5,029
Other expenses - equity investment impairments and other	90	38	-	26	26
Income tax benefit (expense) items, net	41,275	4,091	50,682	(10,788)	(2,710)
Adjusted income tax expense	47,747	17,672	18,445	9,092	2,538

GAAP net income (loss)	$193,114	$85,355	$107,484	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	66,923	22,277	13,456	9,371	21,819
Amortization of intangible assets and other (net of tax)	32,146	4,345	4,275	8,380	15,146
Other expenses - equity investment impairments and other (net of tax)	20,323	5,101	-	25	15,197
Income tax (benefit) expense items, net	(41,275)	(4,091)	(50,682)	10,788	2,710
Adjusted net income	271,231	112,987	74,533	47,727	35,983

GAAP diluted earnings (loss) per share	$1.93	$0.85	$1.07	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.67	0.22	0.13	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.32	0.04	0.04	0.09	0.15
Other expenses - equity investment impairments and other (net of tax)	0.20	0.05	-	0.00	0.15
Income tax (benefit) expense items, net	(0.41)	(0.04)	(0.50)	0.11	0.03
Adjusted diluted EPS	2.71	1.12	0.74	0.48	0.36

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement in December 2020, organic sales growth rates have also been adjusted to exclude sales of TI products.

Reported sales were the same as organic sales for the third quarter and first nine months of fiscal 2022. The following table presents the reconciliation of reported sales to organic sales for the third quarter and first nine months of fiscal 2021.

	Quarter Ended			Nine Months Ended
	Sales		Organic		Estimated			Organic
	As Reported		Sales	Sales	Extra	Organic		Sales
	and Organic	TI Sales	Adj for TI	As Reported	Week in	Sales	TI Sales	Adj for TI
	Q3-Fiscal	Q3-Fiscal	Q3-Fiscal	Q3-Fiscal	Fiscal	Q3-Fiscal	Q3-Fiscal	Q3-Fiscal
	2021	2021(1)	2021(1)	2021	2021(2)	2021	2021(1)	2021(1)

	(in millions)
Avnet	$4,916.7	$1.7	$4,915.0	$14,307.9	$306.0	$14,001.9	$292.2	$13,709.7
Avnet by region
Americas	$1,161.0	$0.4	$1,160.6	$3,468.1	$77.0	$3,391.1	$82.9	$3,308.2
EMEA	1,585.6	0.5	1,585.1	4,412.6	97.0	4,315.6	124.2	4,191.4
Asia	2,170.1	0.8	2,169.3	6,427.2	132.0	6,295.2	85.1	6,210.1
Avnet by segment
EC	$4,520.6	$1.7	$4,518.9	$13,245.1	$284.0	$12,961.1	$292.2	$12,668.9
Farnell	396.1	—	396.1	1,062.8	22.0	1,040.8	—	1,040.8

(1)	Sales adjusted for the impact of the termination of the TI distribution contract.
(2)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.

The following table presents reported and organic sales growth rates for the third quarter and first nine months of fiscal 2022 compared to fiscal 2021.

	Quarter Ended			Nine Months Ended
			Organic					Organic
		Sales	Sales		Sales		Organic	Sales
		As Reported	Adj for TI		As Reported		Sales	Adj for TI
	Sales	Year-Year %	Year-Year %	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	As Reported	Change in	Change in	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Constant	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	Currency(1)	% Change	Currency	% Change	Currency	Currency(1)
Avnet	32.0%	35.7%	35.7%	25.4%	26.9%	28.1%	29.6%	32.4%
Avnet by region
Americas	40.2%	40.2%	40.2%	23.3%	23.3%	26.1%	26.1%	29.3%
EMEA	37.9	47.6	47.7	30.9	35.0	33.8	38.0	42.1
Asia	23.3	24.5	24.5	22.7	23.3	25.3	25.9	27.6
Avnet by segment
EC	33.2%	36.9%	36.9%	25.1%	26.7%	27.9%	29.5%	32.5%
Farnell	18.4	21.8	21.8	28.4	28.6	31.2	31.3	31.3

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

		Fiscal 2022
		Quarters Ended
	Fiscal	Third Quarter	Second Quarter	First Quarter
	Year to Date	April 2,	January 1,	October 2,
	2022*	2022*	2022	2021

	(in millions)
Sales:
Electronic Components	$16,572.9	$6,019.1	$5,424.3	$5,129.5
Farnell	1,365.1	469.0	440.9	455.2
Avnet sales	$17,938.1	$6,488.1	$5,865.2	$5,584.7

Operating income:
Electronic Components	$616.4	$265.0	$188.9	$162.4
Farnell	179.6	69.8	60.2	49.6
	796.0	334.8	249.1	212.0
Corporate expenses	(98.0)	(31.1)	(33.6)	(33.3)
Restructuring, integration and other expenses	(5.3)	-	-	(5.3)
Russian-Ukraine conflict related expenses	(26.3)	(26.3)	-	-
Amortization of acquired intangible assets and other	(12.1)	(3.1)	(3.8)	(5.2)
Avnet operating income	$654.3	$274.4	$211.7	$168.2

Sales by geographic area:
Americas	$4,277.6	$1,627.2	$1,391.5	$1,258.8
EMEA	5,774.1	2,185.7	1,840.8	1,747.6
Asia	7,886.4	2,675.2	2,632.9	2,578.3
Avnet sales	$17,938.1	$6,488.1	$5,865.2	$5,584.7

* May not foot/cross foot due to rounding.

		Fiscal Year 2021
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	(in millions)
Sales:
Electronic Components	$18,030.5	$4,785.3	$4,520.6	$4,342.4	$4,382.2
Farnell	1,504.2	441.4	396.1	325.8	340.9
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

Operating income:
Electronic Components	$454.8	$147.8	$118.6	$103.9	$84.4
Farnell	86.9	36.5	23.9	14.6	12.0
	541.7	184.3	142.5	118.5	96.4
Corporate expenses	(134.7)	(32.5)	(31.9)	(39.0)	(31.3)
Restructuring, integration and other expenses	(84.4)	(28.4)	(17.6)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(41.2)	(5.4)	(5.3)	(10.4)	(20.2)
Avnet operating income	$281.4	$118.0	$87.7	$57.2	$18.5

Sales by geographic area:
Americas	$4,662.5	$1,194.4	$1,161.0	$1,101.5	$1,205.7
EMEA	6,149.9	1,737.3	1,585.6	1,346.3	1,480.7
Asia	8,722.3	2,295.0	2,170.1	2,220.4	2,036.7
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

* May not foot/cross foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the fourth quarter of fiscal 2022.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.90	$2.00
Amortization of intangibles and other (net of tax)	(0.02)	(0.03)
Income tax expense adjustments	0.45	0.35
GAAP diluted earnings per share guidance	$2.33	$2.32